UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2018

MEREDITH CORPORATION

(Exact name of registrant as specified in its charter)

Iowa	1-5128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa	50309-3023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (515) 284-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On March 20, 2018, as part of its plan to realize between $400 to $500 million of cost synergies from its previously announced acquisition of Time Inc., management of Meredith Corporation (the “Company”) approved a plan to reduce headcount by approximately 1,200 employees. The Company anticipates that approximately 200 positions will have been eliminated by the end of the current fiscal quarter, while the remaining 1,000 positions will be eliminated over the next 10 months. Previously, the Company announced the termination of the employment of certain Time Inc. executives in connection with the closing of the Time Inc. acquisition, as well as the elimination of approximately 600 positions as it transitions subscription fulfillment operations to a lower-cost provider during the remainder of the 2018 calendar year. These headcount reductions do not include the impact of any potential divestitures.

The Company expects that these actions will result in severance costs and cash expenditures of up to approximately $145 million. The headcount reductions are expected to be completed by January 2019.

Item 7.01	Regulation FD Disclosure.

On March 21, 2018, the Company issued a press release announcing, among other things, the actions described in Item 2.05 of this Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

The information under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished under Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act on 1934, as amended (the “Exchange Act”), or otherwise subject to liability of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated March 21, 2018, titled “Meredith Continues Aggressive Execution of Time Inc. Integration Plan”

Forward-Looking Statements

This report and the exhibit attached hereto contain forward-looking statements. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control.

Statements in this report regarding the Company that are forward-looking, including, without limitation, statements related to anticipated charges in connection with the headcount reduction and anticipated timing of the headcount reduction, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond the control of the Company. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management.

For a discussion of important risk factors that may materially affect the Company, please see the risk factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017, Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 and Quarterly Report on Form 10-Q for the quarter ended December 31, 2017, all of which are on file with the Securities and Exchange Commission. Except as specifically noted, information on, or accessible from, any website to which this website contains a hyperlink is not incorporated by reference into this website and does not constitute a part of this website.

No assurances can be given that these future events will occur as anticipated or that the Company’s actual results will be as estimated. The Company does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION

/s/ John Zieser
John Zieser
Chief Development Officer, General Counsel

Date: March 23, 2018